Exhibit 99.1
Contact: Cass Investor Relations
ir@cassinfo.com
October 23, 2025
Cass Information Systems reports Third Quarter 2025 Results
ST. LOUIS – Cass Information Systems, Inc. (Nasdaq: CASS) (the Company or Cass) today reported its third quarter 2025 earnings as follows:

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income from continuing operations	$9,212	$5,160	$8,551	$4,158	$3,028	$22,922	$14,400
Net income	9,106	8,855	8,966	4,594	2,938	26,927	14,574
Diluted earnings per share from continuing operations	$0.69	$0.38	$0.63	$0.30	$0.22	$1.69	$1.04
Diluted earnings per share	$0.68	$0.66	$0.66	$0.33	$0.21	$1.99	$1.06
Return on average equity	15.29%	15.35%	15.91%	7.88%	5.04%	15.51%	8.54%
Return on average assets	1.44%	1.48%	1.51%	0.77%	0.50%	1.48%	0.83%
Net interest margin	3.87%	3.78%	3.75%	3.55%	3.55%	3.80%	3.38%

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income from continuing operations (GAAP)	$9,212	$5,160	$8,551	$4,158	$3,028	$22,922	$14,400
Net income adjustments(1)	(3)	2,674	(1,489)	2,623	4,929	1,182	6,884
Adjusted net income from continuing operations (Non-GAAP) (1)	$9,209	$7,834	$7,062	$6,781	$7,957	$24,104	$21,284
Diluted earnings per share from continuing operations (GAAP)	$0.69	$0.38	$0.63	$0.30	$0.22	$1.69	$1.04
Adjusted diluted earnings per share from continuing operations (Non-GAAP) (1)	$0.69	$0.58	$0.52	$0.49	$0.58	$1.78	$1.54
(1)Refer to explanation of use of non-GAAP financial measures and reconciliation of adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations as presented later in this earnings release.

In announcing these results, Martin Resch, the Company’s President and Chief Executive Officer, noted, “We continue to achieve consistent quarterly improvement in our financial results driven by net interest income growth and controlled expenses.” Resch added, “Technological improvements in our facility line of business have resulted in greater than 80% of invoices processed in AI enabled, automated systems, thus allowing for continued efficiencies in data ingestion. We are also consolidating functions across business lines from which we anticipate seeing savings in 2026."

Third Quarter Financial Highlights
(All comparisons refer to the third quarter of 2024, except as noted)

•Net income and diluted earnings per share of $9.1 million and $0.68, respectively.
•Return on average equity and assets of 15.29% and 1.44%, respectively.
•Increase in net interest margin to 3.87%, compared to 3.55% in the prior year quarter.
•Increase in net interest income of $3.4 million, or 19.3%, compared to the prior year quarter.
•Increase in facility dollar volumes of 13.9% compared to the prior year quarter.
•Continued strong asset quality with no loan charge-offs and an allowance for credit losses to loans ratio of 1.29%.
•Repurchased 159,587 shares of Company stock at weighted average price of $41.96.
•Quarterly dividend increased $0.01 to $0.32 for the fourth quarter of 2025.

Third Quarter 2025 Financial Commentary

Transportation Invoice and Dollar Volumes – Transportation invoice volumes of 8.9 million decreased 3.0% as compared to the third quarter of 2024. Transportation dollar volumes of $9.3 billion increased 2.0% as compared to the third quarter of 2024. The average dollars per invoice were $1,044 in the third quarter of 2025, compared to $1,060 in the second quarter of 2025 and $993 in the third quarter of 2024. Volumes remain lower than prior periods primarily due to the ongoing freight recession and the impact of tariffs. Dollars per invoice increased as compared to the the third quarter of 2024 due to a slight increase in overall freight rates as described in the Cass Freight Index®.

Facility Expense Invoice and Dollar Volumes – Facility expense invoice volumes of 4.1 million decreased 2.2% as compared to the third quarter of 2024. Facility expense dollar volumes totaled $6.2 billion, an increase of 13.9% as compared to the third quarter of 2024. The increase in dollar volumes was due to a combination of higher energy usage and prices, in addition to onboarding new clients with high dollar volumes as compared to the related transaction count.

Processing Fees – Processing fees decreased $31,000, or 0.2% over the same period in the prior year reflecting lower transportation and facility transaction volumes.

Financial Fees – Financial fees, earned on a transactional level basis for invoice payment services when making customer payments, decreased $601,000, or 5.5%. The decrease in financial fees was primarily due to a decrease in average payments in advance of funding of 13.4% in addition to changes in the manner whereby facility vendors receive payments.

Net Interest Income – Net interest income increased $3.4 million, or 19.3%. The increase in net interest income was attributable to the net interest margin improving to 3.87% as compared to 3.55% in the same period last year, in addition to an increase in average interest-earning assets of $187.6 million, or 9.4%.

The Company’s net interest margin improvement was driven by increases in the average yield on loans and investment securities of 26 and 48 basis points, respectively, combined with a decrease in the average cost of total deposits of 36 basis points. The increase in loan yield was driven by the continued maturing and re-pricing of existing fixed rate loans to current market interest rates. The increase in the investment securities yield was driven by the repositioning of the portfolio at the end of the second quarter as well as purchases of investments at current market rates during the third quarter. The decline in the cost of total deposits was driven by the reduction in short-term interest rates.

Provision for Credit Losses - The Company recorded a release of credit losses of $193,000 during the third quarter of 2025 as compared to $140,000 in the third quarter of 2024. The release of credit losses for the third quarter of 2025 was largely driven by the decrease in total loans of $28.7 million, or 2.6%, as compared to June 30, 2025.

Personnel Expenses - Personnel expenses increased $1.1 million, or 4.1% as compared to the third quarter of 2024. Salaries and commissions decreased $425,000, or 2.1%, as a result of a decrease in average full-time equivalent employees (“FTEs”) of 6.9% due to strategic investments in various technology initiatives. Share-based compensation and employee profit sharing increased $155,000 and $1.1 million, respectively, due to the improvement in earnings. Other benefits increased $491,000, or 11.4%, due to higher health insurance costs, partially offset by the decrease in average FTEs.

Equipment Expense - Equipment expense increased $455,000 as compared to the third quarter of 2024 primarily due to an increase in depreciation expense on software related to recently completed technology initiatives.

Loans - When compared to June 30, 2025, loans decreased $28.7 million, or 2.6%. The Company is being highly selective regarding loan growth in light of current economic conditions and the decrease in average deposits.

Payments in Advance of Funding – Average payments in advance of funding decreased $27.3 million, or 13.4%, as compared to the third quarter of 2024, primarily due to the continued consolidation of freight carriers, partially offset by a 2.0% increase in transportation dollar volumes.

Deposits – Average deposits decreased $17.9 million, or 1.7%, when compared to the third quarter of 2024. The Company has experienced deposit attrition due to a decrease in the overall level of some larger commercial deposits due to client funding needs for acquisitions and other purposes.

Accounts and Drafts Payable - Average accounts and drafts payable increased $196.5 million, or 19.4%, as compared to the third quarter of 2024. The increase in these balances, which are non-interest bearing, are primarily reflective of the increase in facility and transportation dollar volumes of 13.9% and 2.0%, respectively. The significant increase in facility dollar volumes was driven by the onboarding of new clients with high dollar volumes in proportion to transaction volumes, rising energy prices, and higher than normal temperatures driving energy usage.

Shareholders’ Equity - Total shareholders’ equity increased $2.6 million since June 30, 2025 as a result of net income of $9.1 million and a decrease in accumulated other comprehensive loss of $3.2 million primarily related to the fair value of available-for-sale investment securities, partially offset by the repurchase of Company stock of $6.7 million and dividends of $4.1 million.

Dividend - On October 21, 2025, the Company’s Board of Directors approved an increase in the quarterly dividend of $0.01 to $0.32 per share beginning with the dividend payable on December 15, 2025 to shareholders of record on December 5, 2025.

Asset Quality - Non-performing loans totaled $7.1 million at September 30, 2025, an increase of $3.7 million as compared to June 30, 2025. The Company is actively working to reduce these loan balances and does not believe there is more than nominal loss exposure in these loans based on collateral position.
About Cass Information Systems
Cass Information Systems, Inc. is a leading provider of integrated information and payment management solutions. Cass enables enterprises to achieve visibility, control and efficiency in their supply chains, communications networks, facilities and other operations. Disbursing over $90 billion annually on behalf of clients, and with total assets of $2.5 billion, Cass is uniquely supported by Cass Commercial Bank. Founded in 1906 and a wholly owned subsidiary, Cass Commercial Bank provides sophisticated financial exchange services to the parent organization and its clients. Cass is part of the Russell 2000®. More information is available at www.cassinfo.com.

On April 7, 2025, the Company signed an Asset Purchase Agreement providing for the sale of its Telecom Expense Management & Managed Mobility Services (“TEM”) business to Asignet USA Inc. The sale closed on June 30, 2025. The Company has applied discontinued operations accounting in accordance with FASB Accounting Standards Codification (“ASC”), Topic 205-20, “Presentation of Financial Statements – Discontinued Operations,” to the assets and liabilities being sold related to the Company's TEM Business Unit as of and for the periods ended September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, as applicable. All financial information in this earnings release is reported on a continuing operations basis, unless otherwise noted.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios the Company presents, including “adjusted net income from continuing operations,” and “adjusted diluted earnings per share from continuing operations,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). The Company refers to these financial measures and ratios as “non-GAAP financial measures.” The Company considers the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain revenue and expense items that the Company believes are not indicative of its primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. The Company believes that management and investors benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of the Company’s performance. The non-GAAP financial measures the Company presents may differ from non-GAAP financial measures used by the Company’s peers or other companies. The Company compensates for these differences by providing the equivalent GAAP measures whenever the Company presents the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing the Company’s performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.
Forward Looking Information

All statements other than statements of historical fact included in this release, including without limitation the Company’s future prospects and performance, the business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, words such as “estimate,” “could,” “should,” “would,” “likely,” “may,” “will,” “plan,” “intend,” “believes,” “expects,” “anticipates,” “projected,” and variations of these terms and similar expressions. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance, or achievements. Actual results or business conditions may differ materially from those projected or suggested in forward-looking statements as a result of various factors including, but not limited to, those described below and in Part I, Item 1A, “Risk Factors” of our most recent Annual Report.

Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to general economic, market or business conditions unrelated to the Company’s operating performance, including inflation, changes in interest rates, changes in energy prices, supply chain disruptions, financial institution disruptions, geopolitical conflicts, public health emergencies and declines in consumer confidence and discretionary spending; the Company’s ability to compete with its competitors and increase market share; the Company’s ability to maintain compliance with rules and regulations applicable to our business operations and industry; increased regulatory examination scrutiny or new regulatory requirements; whether the Company’s customers continue to utilize its payment processing and related services; unfavorable developments concerning customer credit quality; risk associated with lending concentrations including, but not limited to, faith-based ministries and franchise restaurants; liquidity risk; and risks associated with cyber-attacks and data breaches.

Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events. If the Company updates one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to those or other forward-looking statements.

Consolidated Statements of Income (unaudited)

($ and numbers in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Processing fees	$16,655	$17,082	$16,469	$15,699	$16,686	$50,206	$50,361
Financial fees	10,416	10,161	9,961	10,510	11,017	30,538	32,075
Total fee revenue	$27,071	$27,243	$26,430	$26,209	$27,703	$80,744	$82,436

Interest and fees on loans	15,632	15,837	15,350	14,428	14,567	46,819	40,935
Interest and dividends on investment securities	5,679	4,799	4,147	4,104	4,007	14,625	12,826
Interest on short-term investments	3,860	3,003	3,893	3,844	4,200	10,755	11,908
Total interest income	$25,171	$23,639	$23,390	$22,376	$22,774	$72,199	$65,669
Interest expense	4,151	4,164	4,116	4,612	5,156	12,431	15,646
Net interest income	$21,020	$19,475	$19,274	$17,764	$17,618	$59,768	$50,023
Release of (provision for) credit losses	193	(25)	(905)	(92)	140	(737)	(355)
Gain (loss) on sale of investment securities	4	(3,558)	(18)	(33)	—	(3,572)	(13)
Other	1,768	1,263	1,626	1,736	1,060	4,657	3,512
Total revenues	$50,056	$44,398	$46,407	$45,584	$46,521	$140,860	$135,603
Salaries and commissions	20,105	20,638	19,663	19,926	20,530	60,406	60,445
Share-based compensation	1,018	918	1,241	545	863	3,177	2,508
Employee profit sharing	1,685	1,583	1,502	1,474	627	4,770	2,978
Net periodic pension cost	—	—	—	3,588	195	—	581
Other benefits	4,798	4,613	4,873	4,131	4,307	14,284	13,161
Total personnel expenses	$27,606	$27,752	$27,279	$29,664	$26,522	$82,637	$79,673
Occupancy	734	669	721	679	699	2,124	2,016
Equipment	2,513	2,562	2,294	2,276	2,058	7,369	5,825
Amortization of intangible assets	293	293	293	173	173	879	519
Bad debt (recovery) expense	—	—	(2,000)	—	6,559	(2,000)	7,847
Other	7,295	6,843	6,943	7,576	6,746	21,081	21,494
Total operating expenses	$38,441	$38,119	$35,530	$40,368	$42,757	$112,090	$117,374
Income from continuing operations, before income tax expense	$11,615	$6,279	$10,877	$5,216	$3,764	$28,770	$18,229
Income tax expense	2,403	1,119	2,326	1,058	736	5,848	3,829
Net income from continuing operations	$9,212	$5,160	$8,551	$4,158	$3,028	$22,922	$14,400
(Loss) income from discontinued operations, net of tax	(106)	3,695	415	436	(90)	4,005	174
Net income	$9,106	$8,855	$8,966	$4,594	$2,938	$26,927	$14,574

Basic earnings per share from continuing operations	$.70	$.39	$.64	$.31	$.23	$1.73	$1.07
Basic (loss) earnings per share from discontinued operations	(.01)	.28	.03	.03	(.01)	.30	.01
Basic earnings per share	$.69	$.67	$.67	$.34	$.22	$2.03	$1.08

Diluted earnings per share from continuing operations	$.69	$.38	$.63	$.30	$.22	$1.69	$1.05
Diluted (loss) earnings per share from discontinued operations	(.01)	.28	.03	.03	(.01)	.30	.01
Diluted earnings per share	$.68	$.66	$.66	$.33	$.21	$1.99	$1.06

Consolidated Balance Sheets (unaudited)

($ in thousands)

	As of
	9/30/2025	6/30/2025	3/31/2025	12/31/2024	9/30/2024
Assets:
Cash and cash equivalents	$258,634	$218,165	$220,674	$349,728	$230,556
Investment securities available-for-sale, at fair value	717,369	599,541	576,510	528,021	550,756
Loans	1,088,347	1,117,004	1,141,874	1,081,989	1,078,387
Less: Allowance for credit losses	(14,066)	(14,296)	(14,286)	(13,395)	(13,447)
Loans, net	$1,074,281	$1,102,708	$1,127,588	$1,068,594	$1,064,940
Payments in advance of funding	188,040	177,601	175,326	208,530	207,202
Premises and equipment, net	30,287	30,700	31,748	30,576	31,931
Investments in bank-owned life insurance	51,700	51,224	50,767	50,325	49,885
Goodwill and other intangible assets	20,200	20,493	20,786	21,247	14,977
Accounts and drafts receivable from customers	49,798	60,276	40,465	55,906	32,856
Other assets	63,313	55,310	60,536	67,741	64,495
Assets of discontinued operations	—	—	14,057	14,413	13,162
Total assets	$2,453,622	$2,316,018	$2,318,457	$2,395,081	$2,260,760

Liabilities and shareholders’ equity:
Deposits
Non-interest bearing	$407,169	$370,606	$363,798	$251,230	$392,573
Interest-bearing	627,491	633,189	636,277	716,686	654,750
Total deposits	$1,034,660	$1,003,795	$1,000,075	$967,916	$1,047,323
Accounts and drafts payable	1,130,371	1,036,795	1,016,324	1,129,610	922,463
Other liabilities	45,142	34,606	48,823	46,211	36,673
Liabilities of discontinued operations	—	—	18,988	22,314	16,654
Total liabilities	$2,210,173	$2,075,196	$2,084,210	$2,166,051	$2,023,113

Shareholders’ equity:
Common stock	$7,753	$7,753	$7,753	$7,753	$7,753
Additional paid-in capital	205,925	204,842	203,755	205,593	205,026
Retained earnings	163,038	158,005	153,278	148,487	148,092
Common shares in treasury, at cost	(103,835)	(97,103)	(91,025)	(87,615)	(84,139)
Accumulated other comprehensive loss	(29,432)	(32,675)	(39,514)	(45,188)	(39,085)
Total shareholders’ equity	$243,449	$240,822	$234,247	$229,030	$237,647
Total liabilities and shareholders’ equity	$2,453,622	$2,316,018	$2,318,457	$2,395,081	$2,260,760

Consolidated Financial Summary (unaudited)

($ in thousands)

	As of or for Three Months Ended					As of or for Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
LOAN PORTFOLIO
Commercial & Industrial:
Franchise	$249,855	$260,283	$258,539	$257,805	$237,131	$249,855	$237,131
Leases	123,601	111,657	124,290	122,115	118,316	123,601	118,316
Other	196,273	211,629	229,514	179,329	193,057	196,273	193,057
Commercial Real Estate:
Faith-Based	407,074	410,917	403,525	394,412	401,285	407,074	401,285
Other	111,544	122,518	126,006	128,328	128,598	111,544	128,598
Total loans	$1,088,347	$1,117,004	$1,141,874	$1,081,989	$1,078,387	$1,088,347	$1,078,387

AVERAGE BALANCES
Interest-earning assets	$2,189,384	$2,090,366	$2,104,603	$2,022,794	$2,001,741	$2,128,428	$2,007,780
Loans	1,095,412	1,125,899	1,109,526	1,065,944	1,072,824	1,110,227	1,042,953
Investment securities	667,271	613,782	554,905	555,674	535,423	612,398	586,588
Short-term investments	382,250	298,875	383,836	348,632	338,464	354,981	318,712
Payments in advance of funding	175,705	176,191	173,590	200,963	202,976	175,170	203,498
Assets	2,499,914	2,402,508	2,408,406	2,366,992	2,340,870	2,437,278	2,343,489
Non-interest bearing deposits	406,241	393,054	405,183	399,778	404,364	401,497	419,724
Interest-bearing deposits	610,403	615,921	628,214	638,180	630,204	618,114	633,373
Accounts and drafts payable	1,209,416	1,122,739	1,072,013	1,036,212	1,012,922	1,141,535	1,000,874
Shareholders’ equity	$236,208	$231,414	$228,615	$231,993	$231,785	$232,107	$227,920

YIELDS (tax equivalent)
Net interest margin	3.87%	3.78%	3.75%	3.55%	3.55%	3.80%	3.38%
Interest-earning assets	4.62%	4.58%	4.54%	4.46%	4.57%	4.58%	4.42%
Loans	5.66%	5.64%	5.61%	5.38%	5.40%	5.64%	5.24%
Investment securities	3.34%	3.02%	2.86%	2.87%	2.86%	3.09%	2.80%
Short-term investments	4.01%	4.03%	4.11%	4.39%	4.94%	4.05%	4.99%
Total deposits	1.62%	1.66%	1.62%	1.77%	1.98%	1.63%	1.98%
Interest-bearing deposits	2.70%	2.71%	2.66%	2.88%	3.25%	2.69%	3.30%

ASSET QUALITY
Allowance for credit losses to loans	1.29%	1.28%	1.25%	1.24%	1.25%	1.29%	1.25%
Non-performing loans	$7,074	$3,380	$—	$—	$—	$7,074	$—
Non-performing loans to total loans	0.65%	0.30%	—%	—%	—%	0.65%	—%
Net loan charge-offs to loans	—%	—%	—%	—%	—%	—%	—%

Consolidated Financial Summary (unaudited) (continued)

($ and numbers in thousands, except average full-time equivalent employees)

	As of or for Three Months Ended					As of or for Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
SHARE DATA
Weighted average common shares outstanding	13,116	13,269	13,398	13,436	13,504	13,263	13,524
Weighted average common shares outstanding assuming dilution	13,399	13,562	13,653	13,718	13,786	13,537	13,798
Period end common shares outstanding	13,073	13,233	13,351	13,399	13,477	13,073	13,477

CAPITAL
Common equity tier 1 ratio	15.04%	14.82%	14.11%	13.84%	14.54%	15.04%	14.54%
Total risk-based capital ratio	15.90%	15.67%	14.94%	14.61%	15.31%	15.90%	15.31%
Leverage ratio	10.17%	10.62%	10.39%	10.57%	11.05%	10.17%	11.05%

OTHER INFORMATION
Transportation invoice volume	8,884	8,837	8,355	8,919	9,160	26,075	26,810
Transportation dollar volume	$9,277,722	$9,370,535	$8,643,138	$8,994,440	$9,097,739	$27,291,394	$27,118,728
Facility expense transaction volume	4,084	4,141	4,225	4,084	4,176	12,450	12,487
Facility expense dollar volume	$6,233,369	$5,513,143	$5,822,935	$5,032,620	$5,473,113	$17,569,447	$15,239,831
Average full-time equivalent employees	958	985	1,002	999	1,029	982	1,035

Assets and Liabilities of Discontinued Operations (unaudited)
($ in thousands)

	As of
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24
Assets:
Premises and equipment, net	$—	$—	$3,605	$3,598	$2,364
Goodwill and other intangible assets, net	—	—	5,102	5,112	5,121
Other assets	—	—	5,350	5,703	5,677
Assets of discontinued operations	$—	$—	$14,057	$14,413	$13,162

Liabilities:
Accounts and drafts payable	$—	$—	$16,465	$19,665	$14,000
Other liabilities	—	—	2,523	2,649	2,654
Liabilities of discontinued operations	$—	$—	$18,988	$22,314	$16,654

Income from Discontinued Operations (unaudited)
($ in thousands)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Revenue:
Processing fees	$—	$3,807	$3,823	$3,768	$3,849	$7,630	$12,027
Financial fees	—	475	413	205	161	888	508
Other fees	772	1,454	382	814	20	2,608	680
Gain on sale of TEM business	—	3,550	—	—	—	3,550	—
Total revenue	772	9,286	4,618	4,787	4,030	14,676	13,215

Operating expense:
Salaries and commissions	536	2,858	2,756	2,871	2,693	6,150	8,662
Share-based compensation	—	(16)	43	25	35	28	91
Other benefits	183	525	616	501	617	1,324	1,905
Total personnel expenses	719	3,367	3,415	3,397	3,345	7,502	10,658
Occupancy	23	180	181	189	191	384	562
Equipment	1	49	51	53	50	100	151
Amortization of intangible assets	—	9	9	9	9	19	36
Other	170	754	434	592	547	1,357	1,582
Total operating expense	913	4,359	4,090	4,240	4,142	9,362	12,989
(Loss) income from discontinued operations, before income tax (benefit) expense	(141)	4,927	528	547	(112)	5,314	226
Income tax (benefit) expense	(35)	1,232	113	111	(22)	1,309	52
Net (loss) income from discontinued operations	$(106)	$3,695	$415	$436	$(90)	$4,005	$174

Other Information from Discontinued Operations (unaudited)
($ and numbers in thousands, except average full-time equivalent employees)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Facility expense transaction volume	—	126	133	133	141	259	430
Facility expense dollar volume	$—	$244,782	$256,844	$258,523	$305,178	$501,626	$907,308
Average full-time equivalent employees	27	120	135	144	157	94	159

Reconciliation of GAAP to Non-GAAP Financial Information (unaudited)

($ in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/25	6/30/25	3/31/25	12/31/24	9/30/24	9/30/25	9/30/24
Net income from continuing operations (GAAP)	$9,212	$5,160	$8,551	$4,158	$3,028	$22,922	$14,400
Adjustments:
(Gain) loss on sale of investment securities	(4)	3,558	18	33	—	3,572	13
Bad debt (recovery) expense	—	—	(2,000)	—	6,559	(2,000)	7,847
Late fees on facility transactions	—	—	—	—	—	—	1,300
Pension termination expense	—	—	—	3,458	—	—	—
Tax effect	1	(884)	493	(868)	(1,630)	(390)	(2,276)
Adjusted net income from continuing operations (Non-GAAP)	$9,209	$7,834	$7,062	$6,781	$7,957	$24,104	$21,284
Diluted earnings per share from continuing operations (GAAP)	$0.69	$0.38	$0.63	$0.30	$0.22	$1.69	$1.04
Adjusted diluted earnings per share from continuing operations (Non-GAAP)	$0.69	$0.58	$0.52	$0.49	$0.58	$1.78	$1.54